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                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the reference to our firm under the caption "EXPERTS" in the Prospectus forming a part of this Registration Statement on Form SB-2 of The Marquee Group, Inc., a Delaware corporation, and to the incorporation of our report, dated June 13, 1997 on the financial statements of QBQ Entertainment, Inc., a New York corporation, as of December 31, 1996 and for the years ended December 31, 1995 and 1996.


                                         /s/ David Berdon & Co. LLP

                                             DAVID BERDON & CO. LLP
                                             CERTIFIED PUBLIC ACCOUNTANTS
                                             New York, New York
                                             July 22, 1997